Exhibit 10.12

LEASE

THIS LEASE, made as of the 2nd day of November, 2007, by and between William Oesterle (“Landlord”), and AL Campus Kids, LLC, an Indiana limited liability company (“Tenant”);

WITNESSES:

In consideration of the mutual covenants contained herein. Landlord and Tenant agree as follows:

1. Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the land and building commonly known as 124 Herman St., Indianapolis, Indiana (the “Leased Premises”) being approximately 1,000 in S.F. in size.

2. Term and Holding Over.

2.1. Term. Unless earlier terminated as herein provided, the term (“Term”) of this Lease shall be a period commencing on January 1, 2008 (“Commencement Date”), and ending on December 31, 2012.

2.2. Holding Over. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Term, such holding over and continued possession shall, if rent is paid by Tenant and accepted by Landlord, create a tenancy from month-to-month upon all of the terms herein specified, other than length of term.

3. Rent.

3.1. Minimum Rent. Tenant shall pay to Landlord as minimum rent (“Minimum Rent”) for the Leased Premises during the Term the sum of $1 per square foot monthly, One Thousand 00/100 Dollars ($1,000.00) per month for each month during the Term

3.2. Payment of Minimum Rent. Minimum Rent for the Term shall be payable in advance on or before January 1, 2008, and on or before the first day of each calendar month thereafter during the Term. In the event that the Term ends other than on the last day of a calendar month, the Minimum Rent for each day of occupancy during such month shall be 1/30th of such month’s Minimum Rent.

3.3. General. “Rent” as used herein shall mean any and all sums, charges and payments owing from Tenant to Landlord pursuant to this Lease. All Rent shall be paid without relief from valuation and appraisement laws and shall be payable without offset for any amount due or claimed to be due from Landlord to Tenant.

3.4. Tenant to Landlord pursuant to this Lease shall become overdue for a period in excess of five (5) days: (i) such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of one and one-half percent (1-1/2%) per month, and (ii) in addition to and not in lieu of any other remedy Landlord may have hereunder or by law, a late charge in the amount of five percent (5%) of such overdue payment shall be paid by Tenant to Landlord, which late charge shall be payable upon demand.

4. Taxes on Tenant’s Business and Property. Lessee shall reimburse Lessor as additional rent for its proportionate share of any increase in Lessor’s annual real estate taxes regardless of the cause of such tax increase over the amount of such taxes paid by Lessor in the year 2007. Lessee’s liability herein shall begin with the payment due for the taxes paid in 2008 and thereafter for the taxes paid for the entire calendar year in May and November installments, continuing each year thereafter so long as the Lessee, its successor or assigns, remains in the subject premises, including any lease renewals or holdovers.

The Lessee’s obligation, pursuant to this section shall become due and payable within thirty (30) days when billed upon the submission to Lessee by Lessor consisting of a statement showing the computation upon which Lessee’s payment obligation is based, with copies of all applicable tax bills. In regard to any change in assessments, whether tentative of final, levied or proposed to be levied against the building and common facilities from time to time, promptly after receipt by Lessor of notice thereof.

5. Use of Leased Premises. The building constituting a part of Leased Premises shall be used solely for general office purposes for Tenant’s employees and for no other purpose whatsoever. Tenant shall not use the Leased Premises for any treatment, storage or disposal of any hazardous, special or other wastes, substances, materials, constituents, pollutants or contaminants (as those terms are defined under applicable local, state and federal laws and regulations promulgated thereunder). Tenant shall not allow any waste, damage or nuisance on the Leased Premises, or use or permit the use of the Leased Premises for any unlawful purpose and shall obtain all permits or approvals required for, and comply with all laws, ordinances, rules, regulations, orders and decrees of any governmental authority now or hereafter affecting or relating to, Tenant’s use of the Leased Premises.

6. Utilities. Tenant shall pay all usage and other charges for any and all utility services rendered or furnished to the Leased Premises, including, but not limited to, gas, electricity, water and sanitary sewer.

7. Maintenance and Repairs. Tenant, at Tenant’s expense, shall keep and maintain the Leased Premises and every part thereof in at least the same condition and repair as on the Commencement Date and as necessary for Tenant’s use of the Leased Premises as permitted by this Lease. Such maintenance shall include mowing of grass and removal of snow and ice from the vacant lot and sidewalks on or about the Leased Premises as necessary to maintain the grounds of the Leased Premises in a safe and sightly condition. Lessee shall maintain and repair, when necessary, the air conditioning, plumbing, mechanical equipment, gas and electrical appurtenances and fixtures, and controls. Lessee shall be responsible for the prompt replacement of any broken or cracked window glass, replacing said glass with the same size, thickness quality and tint any interior repairs, painting or decorating.

8. Assignment and Subletting. The lease should not be assigned, or the demised premises underlet, without consent of the Lessor heron endorsed, which consent shall not be unreasonably withheld, and such consent having been given, the Lessee shall, nevertheless, remain primarily liable to perform all covenants and conditions hereof and to guarantee such performance by its assignee or subtenant.

9. Access to Leased Premises. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at all reasonable times (i) to inspect and examine the Leased Premises, (ii) to show the Leased Premises to prospective purchasers, mortgagees and tenants, and (iii) to make such repairs as Landlord may reasonably deem necessary without any such act constituting an eviction of Tenant in whole or in part, without Rent in any manner abating while such repairs are being made by reason of loss or interruption of Tenant’s business in the Leased Premises, and without responsibility for any loss or damage to Tenant’s property. Landlord’s foregoing right of entry shall not be construed to impose upon Landlord any obligation or liability whatsoever for the maintenance or repair of the Leased Premises.

10. Insurance.

10.1. Insurance. Landlord shall carry fire and casualty insurance, extended coverage insurance and liability insurance on the Leased Premises at the commencement of this Lease. Tenant agrees it will not keep, use sell, or offer for sale in or about the Leased Premises an article or articles which may be prohibited by the standard form of fire and casualty insurance policy.

10.2. Insurance on Tenant’s Property. It is expressly understood and agreed that Landlord’s insurance does not and will not cover Tenant’s personal property or the contents of the Leased Premises. Landlord shall not be liable for any damage to the property or Tenant or others located in or about the Leased Premises, nor for the loss or damage to any property of Tenant or others by theft or otherwise. Tenant further acknowledges and agrees that Landlord’s insurance shall not cover damage to the Leased Premises due to vandalism, theft, attempted theft or break in and water damage.

10.3. Fire and Other Casualty. If the demised premises should be damaged or destroyed by fire or other cause, then the entire rents herein provided, or a fair equitable portion thereof, shall be abated until such time as the demised premises are repaired and restored. The tern of this lease shall be extended for a period equal to any period during which there has been a complete abatement of rent. If the demised premises should be damaged or destroyed by fire or other cause to such an extent that the demised premises are rendered unusable and cannot reasonably be repaired as determined by the opinion of a qualified licensed architect or registered engineer mutually appointed by Lessor and Lessee, then Lessee, shall have the right and option to cancel this lease by giving the Lessor notice of such election within thirty (30) days after occurrence of such damage or destruction and this lease shall terminate not later than (30) days after the date of such notice is given, with the specific date of termination to be at the Lessee’s option.

11. Eminent Domain and Zoning. In the event all or any part of the Leased Premises is no longer available for commercial use by zoning or taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or in lieu thereof all or any part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation, and such taking, condemnation or sale renders the Leased Premises unsuitable for Tenant’s use as provided by paragraph 5 above, this Lease shall, at the option of either party, terminate on the date possession of all or such part of the Leased Premises is transferred to the condemning authority or not available due to zoning. All Rent shall be paid up to the date of termination; and all compensation awarded or paid for the taking or sale in lieu thereof shall belong to and be the sole property of Landlord.

12. Right of Default. If the Lessee shall neglect or fail to perform or observe any of the covenants contained herein, on Lessee’s part to be observed and preformed, for thirty (30) days after notice by the Lessor of such breach, the Lessor may lawfully enter the premises or any part thereof and repossess the same, and expel the Lessee and those claiming under and through the Lessee and remove Lessee’s effect, without being deemed guilty or any manner of trespass and upon entry as aforesaid, this lease shall terminate and shall wholly expire; provided, however, such cure period shall be only ten (10) days with respect to Lessee’s covenant to pay rent. The Lessee covenants that in case of such termination Lessee will indemnify the Lessor against all loss of rent during the residue of the term fees, which the Lessor may incur by reason of such termination.

13. Covenant of Quiet Enjoyment. Landlord agrees that if Tenant performs all the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons claiming under Landlord, subject to the terms of any mortgage to which this Lease is subordinate and to all matters of record.

14. Miscellaneous Provisions.

14.1. Waivers. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition nor justify or authorize a non-observance upon any occasion of such covenant or condition or any other covenant or condition; nor shall the acceptance of Rent by Landlord at any time when Tenant is in default of any covenant or condition be construed as a waiver of such default or Landlord’s right to terminate this Lease on account of such default.

14.2. Remedies Cumulative. The remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be construed as exclusive of any other of any remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

14.3. Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

14.4. Benefit. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant, except as otherwise expressly provided herein.

14.5. Entire Agreement: Amendments. This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof. All representations, promises and prior or contemporaneous undertakings between such parties are merged into and expressed in this Lease, and any and all prior agreements between such parties are hereby cancelled. The agreements contained in this Lease shall not be amended, modified, or supplemented except by a written agreement duly executed by both Landlord and Tenant.

14.6. Counterparts. This Lease maybe executed in separate counterparts, each of which when so executed shall be an original; but all of such counterparts shall together constitute but one and the same instrument.

14.7. Survival. Tenant’s obligations under this Lease to indemnify and hold Landlord harmless shall survive the expiration of the Term or the earlier termination of this Lease as to matters accruing or arising prior to such expiration or termination.

IN WITNESS WHEREOF, the parties have executed or caused the execution of this Lease by their respective officers duly authorized as of the day and year first above written.

LANDLORD William Oesterle		TENANT AL Campus Kids, LLC

By: /s/ William S. Oesterle		By: /s/ Kimberly K. Shultz

Printed Name:	William S. Oesterle	Printed Name:	Kimberly K. Shultz

Title:		Title: